2700 Sanders Road
Prospect Heights, IL 60070

NEWS RELEASE

Household Reports Fourth Quarter Results

•Net Income for the Fourth Quarter Totaled $338 Million or $.66 Per Share
•Net Income for the Full Year Totaled $1.6 Billion, or $3.22 Per Share
•Tangible Equity to Tangible Managed Asset Ratio Increased to 9.08 Percent
  from 7.57 Percent at December 31, 2001

Prospect Heights, IL, January 15, 2003 -- Household International, Inc. (NYSE: HI) today reported fourth quarter net income of $338 million, or $.66 per diluted share. These results reflect a $240 million after-tax loss on the previously announced disposition of the assets and deposits of the company’s thrift. The company reported net income of $533 million, or $1.13 per diluted share, in the fourth quarter of 2001. For the full year, Household reported net income of $1.6 billion or $3.22 per diluted share, a decrease of 18 percent from $3.91 for the prior year. Net income in 2001 totaled $1.8 billion.

In 2002, the company incurred a $333 million, after tax, non-recurring charge relating to its nationwide settlement with state attorneys general and other regulators in the third quarter and the above mentioned $240 million after-tax loss on the disposition of its thrift in the fourth quarter. If not for these non-recurring charges, the company would have earned $578 million in the fourth quarter and $2.1 billion for the full year.

Receivable Growth
At December 31, 2002, the company’s managed basis portfolio, which includes loans that the company has securitized, reached $107.5 billion, flat with the third quarter level and up 6.6 percent from a year ago. During the fourth quarter, the company sold $3.8 billion of real estate secured receivables and deliberately slowed growth as part of its efforts to achieve its capital targets. Excluding the loan sales, the portfolio grew 14.0 percent in the fourth quarter on an annualized basis. Growth was strongest in the credit card portfolios, which reflected seasonality. Compared to a year ago and excluding loan sales during 2002, there was a 12.7 percent increase in the managed portfolio.

The company’s owned basis portfolio totaled $82.6 billion at December 31st, down 1.9 percent from September 30th due to the sale of $3.8 billion in real estate secured loans. The owned basis portfolio was 3.4 percent higher than a year ago reflecting net growth in real estate secured loans in excess of the loan sales, along with growth in the MasterCard/Visa and personal non-credit card portfolios.

Revenues
Net revenues in the fourth quarter for the company's owned basis portfolio declined by $315.4 million, or 11.0 percent compared with the third quarter, reflecting the pre-tax loss of $378.2 million on the disposition of the assets and deposits of the company’s thrift. Excluding this non-recurring charge, net revenues on an owned basis totaled $2.9 billion, a 2.2 percent increase over the third quarter level. Household’s owned basis net interest margin for the fourth quarter was $1.7 billion, flat with the third quarter due to the loan sales and a decline in the company’s owned basis net interest margin to 7.42 percent from 7.46 percent for the third quarter.

Compared to a year ago, Household's owned basis net revenues declined by $86.4 million or 3.3 percent and, excluding the non-recurring charge, increased $292 million or 11.1 percent from the 2001 fourth quarter. Net interest income increased $110 million, or 6.8 percent from a year ago. The contraction in the owned basis net interest margin from 8.14 percent in the fourth quarter of 2001 to 7.42 percent in the fourth quarter of 2002 reflected the current year impact of the company’s liquidity related investment portfolio. Spreads on the investment portfolio are lower than those for the loan portfolio.

Net revenues in the fourth quarter for the company's managed basis portfolio totaled $3.1 billion, a decline of 7.6 percent from the third quarter and up 3.9 percent from a year ago. Excluding the non-recurring charge, fourth quarter managed basis net revenues increased 3.6 percent from the third quarter and 16.6 percent from a year ago.

Household’s managed basis net interest income for the fourth quarter was $2.4 billion, an increase of 1.1 percent from the third quarter and 10.8 percent from a year ago. The company’s managed basis net interest margin equaled 8.28 percent, compared to 8.35 percent in the third quarter and 8.79 percent a year ago. Net interest margin on a managed basis is greater than on an owned basis because the managed basis portfolio includes more unsecured loans, which have higher yields.

Fee income, on both an owned and managed basis, increased compared to the third quarter and the year-ago quarter due to higher levels of credit card fees from both credit card businesses.

Securitization revenue on an owned basis totaled $536 million, a 5 percent increase from the fourth quarter of 2001. The company continued to actively access the asset-backed securities market as part of its liquidity management plans to limit dependence on the more volatile unsecured term debt market. Average receivables outstanding under securitization arrangements were $24.2 billion during the quarter, compared to $20.2 billion in the fourth quarter of 2001. The change in interest-only strip receivables, net of the related loss reserve and excluding the mark-to-market adjustment recorded in accumulated other comprehensive income, had the effect of increasing pre-tax income by $29.3 million for the fourth quarter of 2002, compared to $51.2 million for the third quarter of 2002, and $54.3 million for the fourth quarter of 2001.

Other income, on both an owned and managed basis, was higher than both prior-period quarters. The increase over both prior periods was attributable principally to two factors: higher revenues from the company’s mortgage operations and a $55 million payment from a former U.K. credit card partner relating to the termination of the program.

Operating Expenses
Operating expenses for the fourth quarter totaled $1.1 billion, up 4.9 percent from the third quarter level, excluding the non-recurring charge of $525 million recorded in the third quarter in relation to the nationwide settlement with state attorneys general. Operating expenses increased 12.6 percent from a year ago. The increase in operating expenses was due to higher payroll and incentive costs, and increased legal and professional expenses related principally to the company’s compliance initiatives. Household’s normalized efficiency ratio was 30.0 percent in the fourth quarter, compared to 31.4 percent a year ago.

Credit Quality and Loss Reserves
The company monitors credit quality trends on a managed basis because the loans that it securitizes are subjected to underwriting standards comparable to the owned basis portfolio, are serviced by operating personnel without regard to ownership and result in similar credit exposure for the company.

The annualized managed basis net charge-off ratio for the fourth quarter was 4.39 percent, unchanged from the third quarter and up from 3.90 percent for the fourth quarter of 2001. Auto charge-offs rose sharply, reflecting an increase in loss severity on repossessed autos, due to weaker than normal seasonally depressed prices that affected the entire used-car industry. Real estate secured charge-offs rose 8 basis points from the third quarter to 1.11 percent and MasterCard/Visa charge-offs rose 17 basis points to 6.98 percent. Private label charge-offs declined 21 basis points in the quarter, to 5.91 percent, and personal non-credit charge-offs also declined in the quarter, improving 115 basis points to 7.84 percent. Managed basis charge-off ratios were higher for all products compared to a year earlier reflecting the continued weak U.S. economy and higher bankruptcies, as well as slower receivables growth rates. Higher year over year auto charge-offs were also due to higher loss severity.

At December 31st, the managed basis delinquency ratio (60+ days) was 5.24 percent, compared to 4.82 percent in the third quarter and 4.46 percent in the fourth quarter of 2001. The increase in the company’s total delinquency ratio compared to the third quarter was due to the higher level of new bankruptcy filings and continued softness of the economy, including higher unemployment, together with no growth in receivables. A major contributor to the rise in real estate secured delinquency during the fourth quarter was the 5.6 percent decline in the portfolio due to loan sales and reduced originations. The decline in the portfolio contributed approximately one half of the 68 basis point increase in real estate delinquency. The increase in auto finance delinquency compared to the third quarter followed normal seasonal patterns. Both credit card portfolios saw quarterly declines in the delinquency ratio, while the ratio for personal non-credit card loans increased due to higher bankruptcies and unemployment and a decline in the size of the portfolio.

The annualized owned basis net charge-off ratio for the fourth quarter was 3.87 percent, down from 3.98 percent for the third quarter and up from 3.43 percent for the fourth quarter of 2001. The owned basis delinquency ratio at December 31st was 5.57 percent, compared to 5.01 percent at September 30th and 4.53 percent a year ago.

Managed basis credit loss reserves totaled $5.1 billion at year-end. Comparable amounts were $4.7 billion at September 30th and $3.8 billion at year-end 2001. The managed basis ratio of credit loss reserves to managed receivables equaled 4.74 percent, compared to 4.36 percent at September 30th and 3.78 percent a year earlier. Managed basis reserves-to-nonperforming loans were 112.6 percent, about flat with September 30, 2002 and up from 105.0 percent a year ago.

Owned basis credit loss reserves totaled $3.3 billion at December 31st, an increase of $205 million from September 30, 2002 and up $670 million from $2.7 billion a year earlier. The reserve additions for the fourth quarter and full-year reflect higher delinquency levels. The ratio of owned basis reserves-to-owned receivables totaled 4.04 compared to 3.72 percent at September 30th and 3.33 percent a year earlier. Owned basis reserve ratios are somewhat lower than comparable managed basis ratios because of the greater mix of real estate secured loans in the owned portfolio which have lower credit losses than unsecured products.

Liquidity and Capital
As noted above, during the fourth quarter the company sold $3.8 billion of real estate secured receivables and deliberately slowed growth as part of its efforts to achieve its capital targets. In addition, Household issued $400 million of common stock and $542 million of mandatory equity security units. The company continued to actively access the debt capital markets and asset-backed securities market to fund its operations. During the quarter the company completed $.8 billion in real estate secured financings and securitized $3.2 billion in other receivables.

By year-end, the company exceeded its previously announced capital targets. It strengthened its ratio of tangible equity to tangible managed assets to 9.08 percent, compared to a target level of 8.50 percent, and up from 7.95 percent at September 30, 2002 and 7.57 percent a year ago. The ratio of common tangible equity to tangible managed assets reached 6.83 percent at year end, versus the target level of 6.70 percent, and up from 6.16 percent at September 30, 2002, and 6.24 percent a year ago.

About Household
Household’s businesses are leading providers of consumer loan, credit cards, auto finance and credit insurance products in the United States, United Kingdom and Canada. In the United States, Household’s largest business, founded in 1878, operates under the two oldest and most recognized names in consumer finance - HFC and Beneficial. Household is also one of the nation’s largest issuers of private-label and general purpose credit cards, including the GM Card® and the AFL-CIO’s Union Plus® card. For more information, visit the company’s web site at www.household.com.

###

CONTACTS:
Craig A. Streem, Vice President - Corporate Relations and Communications, 847-564-6053, or
Celeste M. Murphy, Director -- Investor Relations, 847-564-7568, both of Household International

Household International, Inc.

Quarterly Financial Supplement - December 31, 2002

Quarterly Highlights

Summary Owned Income Statement
                                                                       Three Months Ended            % Change from Prior
                                                            -------------------------------------    -----------------------
($ millions)                                                12/31/02       9/30/02      12/31/01       Qtr.        Year
----------------------------------------------------------------------------------------------------------------------------
Owned-basis net interest margin and other revenues,
     excluding loss on disposition of Thrift assets         $2,922.9      $2,860.1     $ 2,631.1        2.2%      11.1%
     and deposits
Loss on disposition of Thrift assets and deposits              378.2             -             -      100.0       100.0
Owned-basis provision for credit losses                        985.1         973.0         829.3        1.2        18.8
Costs and expenses, excluding non-recurring charge           1,111.6       1,059.9         987.1        4.9        12.6
Settlement charge and related expenses                             -         525.0             -     (100.0)          -
----------------------------------------------------------------------------------------------------------------------------
Income before income taxes                                     448.0         302.2         814.7       48.2       (45.0)
Income taxes                                                   109.8          81.0         281.5       35.6       (61.0)
----------------------------------------------------------------------------------------------------------------------------
Net income                                                  $  338.2      $  221.2     $   533.2       52.9%     (36.6)%
----------------------------------------------------------------------------------------------------------------------------
Operating net income, excluding
     non-recurring charges (1)                              $  578.2      $  554.4     $   533.2        4.3%       8.4%
----------------------------------------------------------------------------------------------------------------------------
Common Stock Data
----------------------------------------------------------------------------------------------------------------------------

Basic earnings per common share (2)                         $    .67      $    .45     $    1.14       48.9%     (41.2)%
Diluted earnings per common share (2)                            .66           .45          1.13       46.7       (41.6)
Average common shares (millions)                               468.5         455.4         457.7        2.9         2.4
Average common and equivalent shares (millions)                475.3         459.6         463.2        3.4         2.6
Common stock price:
     High                                                   $  32.00      $  50.84     $   61.40      (37.1)%     (47.9)%
     Low                                                       20.00         26.10         51.29      (23.4)      (61.0)
     Period end                                                27.81         28.31         57.94       (1.8)      (52.0)
Dividends declared per common share                              .25           .25           .22          -        13.6
Book value per common share                                    19.43         18.55         17.16        4.7        13.2
----------------------------------------------------------------------------------------------------------------------------
Selected Financial Ratios
Owned Basis:
Return on average common shareholders' equity                   13.9%         9.5%        26.9%     46.3%     (48.3)%
Return on average common shareholders' equity,
     excluding non-recurring charges (1)                        23.4          24.7          26.9       (5.3)      (13.0)
Return on average owned assets                                  1.33           .88          2.45       51.1       (45.7)
Return on average owned assets,
     excluding non-recurring charges (1)                        2.27          2.22          2.45        2.3        (7.3)
Net interest margin                                             7.42          7.46          8.14       (0.5)       (8.8)
----------------------------------------------------------------------------------------------------------------------------
Managed Basis:
Return on average managed assets                                1.07%         .72%        1.99%     48.6%     (46.2)%
Return on average managed assets,
     excluding non-recurring charges (1)                        1.84          1.81          1.99        1.7        (7.5)
Efficiency ratio                                                33.8          45.6          31.4      (25.9)        7.6
Efficiency ratio,
     excluding non-recurring charges (1)                        30.0          29.4          31.4        2.0        (4.5)
Net interest margin                                             8.28          8.35          8.79       (0.8)       (5.8)
Tangible equity to tangible managed assets (3)                  9.08          7.95          7.57       14.2        19.9
Tangible common equity to tangible managed assets (3)           6.83          6.16          6.24       10.9         9.5
----------------------------------------------------------------------------------------------------------------------------

(1)  Represents a non-GAAP financial measure which presents our operating results excluding the $333.2 million (after-tax)
     settlement charge and related expenses in the third quarter of 2002 and the $240.0 million (after-tax) loss on the disposition of Thrift assets and deposits in the fourth quarter of 2002.
(2)  EPS calculation deducts preferred dividends of $22.2 million, $16.6 million and $8.0 million for the quarters ended
     12/31/02, 9/30/02 and 12/31/01, respectively, from net income to compute income available to common shareholders.
(3)  Represents a non-GAAP financial measure which may differ from similarly named measures presented by other companies.
Household International, Inc.

Quarterly Financial Supplement - December 31, 2002

Year-to-Date Highlights

Summary Owned Income Statement
                                                                                     Twelve Months Ended
                                                                                    ----------------------
($ millions)                                                                         12/31/02     12/31/01       % Change
---------------------------------------------------------------------------------------------------------------------------
Owned-basis net interest margin and other revenues, excluding loss on
     disposition of Thrift assets and deposits                                      $11,178.5     $9,606.5          16.4%
Loss on disposition of Thrift assets and deposits                                       378.2            -         100.0
Owned-basis provision for credit losses                                               3,732.0      2,912.9          28.1
Costs and expenses, excluding non-recurring charge                                    4,290.5      3,875.2          10.7
Settlement charge and related expenses                                                  525.0            -         100.0
---------------------------------------------------------------------------------------------------------------------------
Income before income taxes                                                            2,252.8      2,818.4         (20.1)
Income taxes                                                                            695.0        970.8         (28.4)
---------------------------------------------------------------------------------------------------------------------------
Net income                                                                          $ 1,557.8     $1,847.6         (15.7)%
---------------------------------------------------------------------------------------------------------------------------
Operating net income, excluding non-recurring charges (1)                           $ 2,131.0     $1,847.6          15.3%
---------------------------------------------------------------------------------------------------------------------------
Common Stock Data
---------------------------------------------------------------------------------------------------------------------------
Basic earnings per common share (2)                                                 $    3.26     $   3.97         (17.9)%
Diluted earnings per common share (2)                                                    3.22         3.91         (17.6)
Average common shares (millions)                                                        459.3        462.0          (0.6)
Average common and equivalent shares (millions)                                         464.6        468.1          (0.7)
Common stock price:
     High                                                                           $   63.25     $  69.98          (9.6)%
     Low                                                                                20.00        48.00         (58.3)
     Period end                                                                         27.81        57.94         (52.0)
Dividends declared per common share                                                       .97          .85          14.1
---------------------------------------------------------------------------------------------------------------------------
Selected Financial Ratios
Owned Basis:
Return on average common shareholders' equity                                            17.3%       24.1%       (28.2)%
Return on average common shareholders' equity,
     excluding non-recurring charges (1)                                                 23.6         24.1          (2.1)
Return on average owned assets                                                           1.62         2.26         (28.3)
Return on average owned assets,
     excluding non-recurring charges (1)                                                 2.21         2.26          (2.2)
Net interest margin                                                                      7.57         7.85          (3.6)
---------------------------------------------------------------------------------------------------------------------------
Managed Basis:
Return on average managed assets                                                         1.31%       1.83%       (28.4)%
Return on average managed assets,
     excluding non-recurring charges (1)                                                 1.80         1.83          (1.6)
Efficiency ratio                                                                         36.0         34.3           5.0
Efficiency ratio,
     excluding non-recurring charges (1)                                                 30.8         34.3         (10.2)
Net interest margin                                                                      8.47         8.44           0.4
---------------------------------------------------------------------------------------------------------------------------
(1)  Represents a non-GAAP financial measure which presents our 2002 operating results excluding the $333.2 million
     (after-tax)settlement charge and related expenses and the $240.0 million (after-tax) loss on the disposition of Thrift assets and deposits.
(2)  EPS calculation deducts preferred dividends of $62.8 million and $15.5 million for the years ended
     12/31/02 and 12/31/01, respectively, from net income to compute income available to common shareholders.
Household International, Inc.

Consolidated Statements of Income - Owned Basis

Three Months

                                                                                Three Months Ended      % Change from Prior
                                                                 ----------------------------------     -------------------
($ millions)                                                     12/31/02      9/30/02    12/31/01      Qtr.       Year
---------------------------------------------------------------------------------------------------------------------------
Finance and other interest income                                $2,669.1     $2,710.9    $2,590.0      (1.5)%      3.1%
Interest expense                                                    952.6        999.0       983.4      (4.6)      (3.1)
---------------------------------------------------------------------------------------------------------------------------
Net interest margin                                               1,716.5      1,711.9     1,606.6       0.3        6.8
Provision for credit losses on owned receivables                    985.1        973.0       829.3       1.2       18.8
---------------------------------------------------------------------------------------------------------------------------
Net interest margin after provision for credit losses               731.4        738.9       777.3      (1.0)      (5.9)
---------------------------------------------------------------------------------------------------------------------------
Securitization revenue                                              536.0        556.3       511.3      (3.6)       4.8
Insurance revenue                                                   188.0        180.8       175.3       4.0        7.2
Investment income                                                    44.2         47.6        45.8      (7.1)      (3.5)
Fee income                                                          279.9        261.7       232.2       7.0       20.5
Other income                                                        158.3        101.8        59.9      55.5       100+
Loss on disposition of Thrift assets and deposits                  (378.2)           -           -     100.0      100.0
---------------------------------------------------------------------------------------------------------------------------
Total other revenues                                                828.2      1,148.2     1,024.5     (27.9)     (19.2)
---------------------------------------------------------------------------------------------------------------------------
Salaries and fringe benefits                                        462.1        456.6       424.1       1.2        9.0
Sales incentives                                                     73.6         60.6        71.0      21.5        3.7
Occupancy and equipment expense                                      91.5         94.1        84.1      (2.8)       8.8
Other marketing expenses                                            121.7        135.4       120.4     (10.1)       1.1
Other servicing and administrative expenses                         253.8        199.3       174.0      27.3       45.9
Amortization of acquired intangibles and goodwill                    12.7         12.7        39.0         -      (67.4)
Policyholders' benefits                                              96.2        101.2        74.5      (4.9)      29.1
Settlement charge and related expenses                                  -        525.0           -    (100.0)         -
---------------------------------------------------------------------------------------------------------------------------
Total costs and expenses                                          1,111.6      1,584.9       987.1     (29.9)      12.6
---------------------------------------------------------------------------------------------------------------------------
Income before income taxes                                          448.0        302.2       814.7      48.2      (45.0)
Income taxes                                                        109.8         81.0       281.5      35.6      (61.0)
---------------------------------------------------------------------------------------------------------------------------
Net income                                                          338.2        221.2       533.2      52.9      (36.6)
Preferred dividends                                                 (22.2)       (16.6)       (8.0)     33.7       100+
---------------------------------------------------------------------------------------------------------------------------
Earnings available to common shareholders                        $  316.0     $  204.6    $  525.2      54.4%    (39.8)%
---------------------------------------------------------------------------------------------------------------------------
Operating net income, excluding non-recurring charges (1)        $  578.2     $  554.4    $  533.2       4.3%      8.4%
---------------------------------------------------------------------------------------------------------------------------
Effective tax rate                                                   24.5%       26.8%      34.6%    (8.6)%    (29.2)%
---------------------------------------------------------------------------------------------------------------------------
Effective tax rate, excluding non-recurring charges (1)              30.0%       33.0%      34.6%    (9.1)%    (13.3)%
---------------------------------------------------------------------------------------------------------------------------
Securitization Revenue(2)

                                                                                Three Months Ended
                                                                 ---------------------------------
($ millions)                                                     12/31/02      9/30/02    12/31/01
---------------------------------------------------------------------------------------------------
Net initial gain                                                   $ 95.2       $ 78.6      $ 61.1
Net replenishment gains                                             139.8        132.2       102.5
Servicing revenue and excess spread                                 301.0        345.5       347.7
---------------------------------------------------------------------------------------------------
Total                                                              $536.0       $556.3      $511.3
---------------------------------------------------------------------------------------------------
Receivables Securitized

                                                                                Three Months Ended
                                                                 ----------------------------------                                                                 ---------   ----------   ---------
($ millions)                                                     12/31/02      9/30/02    12/31/01
---------------------------------------------------------------------------------------------------
Auto finance                                                     $  952.6     $  986.0    $  868.1
MasterCard/Visa (3)                                                 184.0        160.0           -
Private label                                                       857.2        390.0       500.0
Personal non-credit card                                          1,208.0      1,000.0       625.0
---------------------------------------------------------------------------------------------------
Total                                                            $3,201.8     $2,536.0    $1,993.1
---------------------------------------------------------------------------------------------------
(1)  Represents a non-GAAP financial measure which presents our operating results excluding the
     $333.2 million (after-tax) settlement charge and related expenses in the third quarter of 2002 and the $240.0 million (after-tax) loss on the disposition of Thrift assets and deposits in the fourth quarter of 2002.
(2)  The change in our interest-only strip receivables, net of the related loss reserve and excluding the mark-to-market adjustment recorded in accumulated other comprehensive income, was $29.3 million for the quarter ended 12/31/02, $51.2 million for the quarter ended
     9/30/02, and $54.3 million for the quarter ended 12/31/01.
(3)  MasterCard and Visa are registered trademarks of MasterCard International, Incorporated and VISA USA Inc., respectively.
Household International, Inc.

Consolidated Statements of Income - Owned Basis

Twelve Months

                                                                               Twelve Months Ended
                                                                          ------------------------
($ millions)                                                               12/31/02       12/31/01       % Change
------------------------------------------------------------------------------------------------------------------------
Finance and other interest income                                         $10,525.6       $9,961.3           5.7%
Interest expense                                                            3,871.3        4,173.8          (7.2)
------------------------------------------------------------------------------------------------------------------------
Net interest margin                                                         6,654.3        5,787.5          15.0
Provision for credit losses on owned receivables                            3,732.0        2,912.9          28.1
------------------------------------------------------------------------------------------------------------------------
Net interest margin after provision for credit losses                       2,922.3        2,874.6           1.7
------------------------------------------------------------------------------------------------------------------------
Securitization revenue                                                      2,134.0        1,762.9          21.1
Insurance revenue                                                             716.4          662.4           8.2
Investment income                                                             182.0          167.7           8.5
Fee income                                                                    948.4          903.5           5.0
Other income                                                                  543.4          322.5          68.5
Loss on disposition of Thrift assets and deposits                            (378.2)             -         100.0
------------------------------------------------------------------------------------------------------------------------
Total other revenues                                                        4,146.0        3,819.0           8.6
------------------------------------------------------------------------------------------------------------------------
Salaries and fringe benefits                                                1,817.0        1,597.2          13.8
Sales incentives                                                              255.9          273.2          (6.3)
Occupancy and equipment expense                                               371.1          337.4          10.0
Other marketing expenses                                                      531.0          490.4           8.3
Other servicing and administrative expenses                                   888.9          716.8          24.0
Amortization of acquired intangibles and goodwill                              57.8          157.6         (63.3)
Policyholders' benefits                                                       368.8          302.6          21.9
Settlement charge and related expenses                                        525.0              -         100.0
------------------------------------------------------------------------------------------------------------------------
Total costs and expenses                                                    4,815.5        3,875.2          24.3
------------------------------------------------------------------------------------------------------------------------
Income before income taxes                                                  2,252.8        2,818.4         (20.1)
Income taxes                                                                  695.0          970.8         (28.4)
------------------------------------------------------------------------------------------------------------------------
Net income                                                                  1,557.8        1,847.6         (15.7)
Preferred dividends                                                           (62.8)         (15.5)         100+
------------------------------------------------------------------------------------------------------------------------
Earnings available to common shareholders                                 $ 1,495.0       $1,832.1         (18.4)%
------------------------------------------------------------------------------------------------------------------------
Operating net income, excluding non-recurring charges (1)                 $ 2,131.0       $1,847.6          15.3%
------------------------------------------------------------------------------------------------------------------------
Effective tax rate                                                             30.9%         34.4%       (10.2)%
------------------------------------------------------------------------------------------------------------------------
Effective tax rate, excluding non-recurring charges (1)                        32.5%         34.4%        (5.5)%
------------------------------------------------------------------------------------------------------------------------
Securitization Revenue(2)
--------------------------------------------------------------------------------------------------
                                                                               Twelve Months Ended
                                                                           -----------------------
($ millions)                                                               12/31/02       12/31/01
--------------------------------------------------------------------------------------------------
Net initial gain                                                          $   322.0       $  165.7
Net replenishment gains                                                       523.2          407.5
Servicing revenue and excess spread                                         1,288.8        1,189.7
--------------------------------------------------------------------------------------------------
Total                                                                     $ 2,134.0       $1,762.9
--------------------------------------------------------------------------------------------------
Receivables Securitized
--------------------------------------------------------------------------------------------------
                                                                               Twelve Months Ended
                                                                          ------------------------
($ millions)                                                               12/31/02       12/31/01
--------------------------------------------------------------------------------------------------
Auto finance                                                              $ 3,288.6       $2,573.9
MasterCard/Visa                                                             1,557.4          261.1
Private label                                                               1,747.2          500.0
Personal non-credit card                                                    3,560.7        2,123.6
--------------------------------------------------------------------------------------------------
Total                                                                     $10,153.9       $5,458.6
--------------------------------------------------------------------------------------------------
(1)  Represents a non-GAAP financial measure which presents our 2002 operating results excluding the $333.2 million (after-tax)settlement charge and related expense and the $240.0 million
     (after-tax)loss on the disposition of Thrift assets and deposits.
(2)  The change in our interest-only strip receivables, net of the related loss reserve and excluding the mark-to-market adjustment recorded in accumulated other comprehensive income, was $139.0 million for the year ened 12/31/02 and $100.6 million for the year ended 12/31/01.
Household International, Inc.

Credit Quality/Credit Loss Reserves - Owned Basis

Two-Months-and-Over Contractual Delinquency

As a percent of owned consumer receivables, excludes commercial.                12/31/02          9/30/02       12/31/01
---------------------------------------------------------------------------------------------------------------------------
Real estate secured                                                                 3.91%           3.22%         2.63%
Auto finance                                                                        3.96             3.33           2.92
MasterCard/Visa                                                                     5.97             6.36           5.67
Private label                                                                       6.36             6.84           5.99
Personal non-credit card                                                           10.31             9.18           9.04
---------------------------------------------------------------------------------------------------------------------------
Total                                                                               5.57%           5.01%         4.53%
---------------------------------------------------------------------------------------------------------------------------
Quarter-to-Date Charge-offs, Net of Recoveries
---------------------------------------------------------------------------------------------------------------------------
As a percent of average owned consumer receivables, annualized,
    excludes commercial.                                                         12/31/02          9/30/02       12/31/01
---------------------------------------------------------------------------------------------------------------------------
Real estate secured                                                                 1.10%           1.03%          .64%
Auto finance                                                                        8.50             5.50           4.91
MasterCard/Visa                                                                     9.02             9.21           7.90
Private label                                                                       6.35             6.65           6.12
Personal non-credit card                                                            7.74             8.96           6.97
---------------------------------------------------------------------------------------------------------------------------
Total                                                                               3.87%           3.98%         3.43%
---------------------------------------------------------------------------------------------------------------------------
Real estate charge-offs and REO expense as a percent
   of average owned real estate secured receivables                                 1.47%           1.38%          .94%
---------------------------------------------------------------------------------------------------------------------------
Credit Loss Reserves
---------------------------------------------------------------------------------------------------------------------------
($ millions)                                                                    12/31/02          9/30/02       12/31/01
---------------------------------------------------------------------------------------------------------------------------
Reserves for owned receivables at beginning of quarter                        $  3,127.3      $   2,983.3      $ 2,476.6
Provision for credit losses                                                        985.1            973.0          829.3
Charge-offs, net of recoveries                                                    (808.3)          (836.3)        (675.1)
Other, net                                                                          28.5              7.3           32.3
---------------------------------------------------------------------------------------------------------------------------
Reserves for owned receivables at end of quarter                              $  3,332.6      $   3,127.3      $ 2,663.1
---------------------------------------------------------------------------------------------------------------------------
Reserves as a percent of owned receivables                                          4.04%           3.72%         3.33%
---------------------------------------------------------------------------------------------------------------------------
Nonperforming Assets
---------------------------------------------------------------------------------------------------------------------------
($ millions)                                                                    12/31/02          9/30/02       12/31/01
---------------------------------------------------------------------------------------------------------------------------
Nonaccrual owned receivables                                                  $  2,811.9      $   2,569.5      $ 2,079.5
Accruing owned receivables 90 or more days delinquent                              862.0            825.5          846.2
---------------------------------------------------------------------------------------------------------------------------
Total nonperforming owned receivables                                            3,673.9          3,395.0        2,925.7
Real estate owned                                                                  427.1            451.1          398.9
---------------------------------------------------------------------------------------------------------------------------
Total nonperforming assets                                                    $  4,101.0      $   3,846.1      $ 3,324.6
---------------------------------------------------------------------------------------------------------------------------
Owned credit loss reserves as a percent
    of nonperforming owned receivables                                              90.7%           92.1%         91.0%
---------------------------------------------------------------------------------------------------------------------------

Balance Sheet Data

---------------------------------------------------------------------------------------------------------------------------
($ millions)                                                                    12/31/02          9/30/02       12/31/01
---------------------------------------------------------------------------------------------------------------------------
Owned assets                                                                  $ 97,860.6      $ 101,078.3      $88,910.9
Owned receivables                                                               82,562.3         84,164.2       79,874.7
Investment securities                                                            7,584.0         10,263.2        3,580.5
Managed assets                                                                 122,794.1        124,485.7      109,858.9
Managed receivables                                                            107,495.8        107,571.6      100,822.7
Debt                                                                            81,725.7         85,445.6       75,410.2
Trust originated preferred securities                                              975.0            975.0          975.0
Preferred stock                                                                  1,193.2          1,193.2          455.8
Common shareholders' equity                                                      9,222.9          8,437.5        7,842.9
---------------------------------------------------------------------------------------------------------------------------
Household International, Inc.

Receivables Analysis

End-of-Period Receivables

                                                                                                    % Change from Prior
                                                                                                    ----------------------
($ millions)                                                  12/31/02       9/30/02       12/31/01      Qtr.      Year
--------------------------------------------------------------------------------------------------------------------------
Owned receivables:
    Real estate secured                                     $ 45,818.5    $ 48,535.4     $ 43,856.8      (5.6)%     4.5%
    Auto finance                                               2,023.8       2,316.1        2,368.9     (12.6)    (14.6)
    MasterCard/Visa                                            8,946.5       7,642.7        8,141.2      17.1       9.9
    Private label                                             11,339.6      10,594.3       11,663.9       7.0      (2.8)
    Personal non-credit card                                  13,970.9      14,602.1       13,337.0      (4.3)      4.8
   Commercial and other                                          463.0         473.6          506.9      (2.2)     (8.7)
--------------------------------------------------------------------------------------------------------------------------
Total owned receivables                                       82,562.3      84,164.2       79,874.7      (1.9)      3.4
--------------------------------------------------------------------------------------------------------------------------
Accrued finance charges                                        1,537.6       1,540.7        1,559.8      (0.2)     (1.4)
Credit loss reserve for owned receivables                     (3,332.6)     (3,127.3)      (2,663.1)      6.6      25.1
Unearned credit insurance premiums and claims reserves          (799.0)       (833.1)        (895.8)     (4.1)    (10.8)
Interest-only strip receivables (1)                            1,147.8       1,104.9          968.2       3.9      18.5
Amounts due and deferred from receivables sales                  934.4         307.7          419.7       100+     100+
--------------------------------------------------------------------------------------------------------------------------
Total owned receivables, net                                  82,050.5      83,157.1       79,263.5      (1.3)      3.5
--------------------------------------------------------------------------------------------------------------------------
Receivables serviced with limited recourse:
     Real estate secured                                         456.2         507.8          861.8     (10.2)    (47.1)
     Auto finance                                              5,418.6       5,024.7        4,026.6       7.8      34.6
     MasterCard/Visa                                          10,006.1       9,873.5        9,254.0       1.3       8.1
     Private label                                             3,577.1       3,040.0        2,150.0      17.7      66.4
     Personal non-credit card                                  5,475.5       4,961.4        4,655.6      10.4      17.6
--------------------------------------------------------------------------------------------------------------------------
Total receivables serviced with limited recourse              24,933.5      23,407.4       20,948.0       6.5      19.0
--------------------------------------------------------------------------------------------------------------------------
Total managed receivables, net                              $106,984.0    $106,564.5     $100,211.5       0.4%      6.8%
--------------------------------------------------------------------------------------------------------------------------
End-of-Period Managed Receivables
--------------------------------------------------------------------------------------------------------------------------
                                                                                                        % Change from Prior
                                                                                                        ------------------
($ millions)                                                  12/31/02       9/30/02       12/31/01      Qtr.      Year
--------------------------------------------------------------------------------------------------------------------------
Real estate secured                                         $ 46,274.7    $ 49,043.2     $ 44,718.6      (5.6)%     3.5%
Auto finance                                                   7,442.4       7,340.8        6,395.5       1.4      16.4
MasterCard/Visa                                               18,952.6      17,516.2       17,395.2       8.2       9.0
Private label                                                 14,916.7      13,634.3       13,813.9       9.4       8.0
Personal non-credit card (2)                                  19,446.4      19,563.5       17,992.6      (0.6)      8.1
Commercial and other                                             463.0         473.6          506.9      (2.2)     (8.7)
--------------------------------------------------------------------------------------------------------------------------
Managed portfolio                                           $107,495.8    $107,571.6     $100,822.7      (0.1)%     6.6%
--------------------------------------------------------------------------------------------------------------------------

Percent of managed portfolio                                  12/31/02       9/30/02       12/31/01
-----------------------------------------------------------------------------------------------------
Real estate secured                                               43.0%        45.6%         44.4%
Auto finance                                                       6.9           6.8            6.3
MasterCard/Visa                                                   17.6          16.3           17.3
Private label                                                     13.9          12.7           13.7
Personal non-credit card                                          18.2          18.2           17.8
Commercial and other                                                .4            .4             .5
--------------------------------------------------------------------------------------------------------
Managed portfolio                                                100.0%       100.0%        100.0%
--------------------------------------------------------------------------------------------------------

(1)  Our estimate of the recourse obligation totaled $1,759.5 million at 12/31/02,
     $1,561.5 million at 9/30/02, and $1,148.3 million at 12/31/01.
(2)  Personal non-credit card receivables are comprised of the following:

     ($ millions)                                             12/31/02       9/30/02       12/31/01
----------------------------------------------------------------------------------------------------
     Domestic personal unsecured                            $ 10,156.1    $ 10,129.7      $ 9,593.0
     Union Plus personal unsecured                             1,095.4       1,195.7        1,067.7
     Personal homeowner loans                                  5,131.7       5,256.3        4,749.2
     Foreign unsecured                                         3,063.2       2,981.8        2,582.7
     -----------------------------------------------------------------------------------------------
     Total                                                  $ 19,446.4    $ 19,563.5     $ 17,992.6
     -----------------------------------------------------------------------------------------------
Household International, Inc.

Supplemental Managed Basis Information

Securitizations and sales of consumer receivables are a source of liquidity for us. We continue to service the securitized receivables after such receivables are sold and we retain a limited recourse obligation. Securitizations impact the classification of revenues. When reporting on a managed basis, net interest margin, provision for credit losses, fee income, and securitization revenue related to receivables sold are reclassified from securitization revenue into the appropriate caption.

Three Months
-----------------------------------------------------------------------------------------------------------------------------

                                                                                   Three Months Ended     % Change from Prior
                                               ------------------------------------------------------------------------------
($ millions)                                    12/31/02     (1)     9/30/02    (1)      12/31/01     (1)     Qtr.      Year
-----------------------------------------------------------------------------------------------------------------------------
Finance and other interest income             $  3,534.0  12.11% $   3,553.6  12.42%  $ 3,372.5   13.60%  (0.6)%     4.8%
Interest expense                                 1,119.0   3.83       1,165.3   4.07      1,192.6    4.81    (4.0)     (6.2)
-----------------------------------------------------------------------------------------------------------------------------
Net interest margin                              2,415.0   8.28%     2,388.3   8.35%    2,179.9    8.79%   1.1      10.8
Provision for credit losses                      1,543.0              1,471.3             1,184.0             4.9      30.3
-----------------------------------------------------------------------------------------------------------------------------
Net interest margin after
     provision for credit losses              $    872.0          $     917.0           $   995.9            (4.9)%   (12.4)%
-----------------------------------------------------------------------------------------------------------------------------
Insurance revenue                             $    188.0          $     180.8           $   175.3             4.0%     7.2%
Investment income                                   44.2                 47.6                45.8            (7.1)     (3.5)
Fee income                                         463.8                426.7               404.4             8.7      14.7
Securitization revenue                             211.4                213.3               120.5            (0.9)     75.4
Other income                                       158.3                101.8                59.9            55.5      100+
Loss on disposition of Thrift assets and
      deposits                                    (378.2)                   -                   -           100.0     100.0
-----------------------------------------------------------------------------------------------------------------------------
Total other revenues                          $    687.5          $     970.2           $   805.9           (29.1)%   (14.7)%
-----------------------------------------------------------------------------------------------------------------------------
Average managed receivables:
     Real estate secured                      $ 48,669.9          $  49,286.4           $43,300.4            (1.3)%    12.4%
     Auto finance                                7,417.9              7,134.8             6,155.5             4.0      20.5
     MasterCard/Visa                            18,081.1             17,282.4            17,680.3             4.6       2.3
     Private label                              13,936.5             13,517.2            12,880.0             3.1       8.2
     Personal non-credit card                   19,567.1             19,357.7            17,735.4             1.1      10.3
     Commercial and other                          467.9                476.4               525.7            (1.8)    (11.0)
-----------------------------------------------------------------------------------------------------------------------------
Total                                          108,140.4            107,054.9            98,277.3             1.0      10.0
Average noninsurance investments                 8,009.4              6,828.6               402.4            17.3      100+
Other interest-earning assets                      579.1                565.3               466.5             2.4      24.1
-----------------------------------------------------------------------------------------------------------------------------
Average managed interest-earning assets       $116,728.9          $ 114,448.8           $99,146.2             2.0%    17.7%
-----------------------------------------------------------------------------------------------------------------------------
Twelve Months
------------------------------------------------------------------------------------------------------
                                                        Twelve Months Ended
                                               -----------------------------
($ millions)                                     12/31/02     (1)    12/31/01    (1)       % Change
----------------------------------------------------------------------------------------------------
Finance and other interest income             $ 13,883.0  12.59% $ 13,094.2   14.02%       6.0%
Interest expense                                 4,545.8   4.12      5,212.8    5.58       (12.8)
----------------------------------------------------------------------------------------------------
Net interest margin                              9,337.2   8.47%    7,881.4    8.44%      18.5
Provision for credit losses                      5,655.0             4,018.4                40.7
----------------------------------------------------------------------------------------------------
Net interest margin after
     provision for credit losses              $  3,682.2          $  3,863.0                (4.7)%
----------------------------------------------------------------------------------------------------
Insurance revenue                             $    716.4          $    662.4                 8.2%
Investment income                                  182.0               167.7                 8.5
Fee income                                       1,617.8             1,542.2                 4.9
Securitization revenue                             704.7               135.7                100+
Other income                                       543.4               322.5                68.5
Loss on disposition of Thrift assets and
     deposits                                     (378.2)                  -               100.0
----------------------------------------------------------------------------------------------------
Total other revenues                          $  3,386.1          $  2,830.5                19.6%
----------------------------------------------------------------------------------------------------
Average managed receivables:
     Real estate secured                      $ 47,829.8          $ 40,049.6                19.4%
     Auto finance                                6,942.0             5,323.5                30.4
     MasterCard/Visa                            17,246.2            17,282.8                (0.2)
     Private label                              13,615.1            12,260.6                11.0
     Personal non-credit card                   18,837.1            17,013.8                10.7
     Commercial and other                          483.1               554.9               (12.9)
----------------------------------------------------------------------------------------------------
Total                                          104,953.3            92,485.2                13.5
Average noninsurance investments                 4,741.8               436.5                100+
Other interest-earning assets                      560.2               457.6                22.4
Average managed interest-earning assets       $110,255.3          $ 93,379.3                18.1%
----------------------------------------------------------------------------------------------------
(1)  % Columns: comparison to average managed interest-earning assets, annualized.
Household International, Inc.

Credit Quality/Credit Loss Reserves Information - Managed Basis

Two-Months-and-Over Contractual Delinquency

-----------------------------------------------------------------------------------------------------------------------------
As a percent of managed consumer receivables, excludes commercial.                 12/31/02       9/30/02       12/31/01
-----------------------------------------------------------------------------------------------------------------------------
Real estate secured                                                                    3.94%        3.26%         2.68%
Auto finance                                                                           3.65          3.18           3.16
MasterCard/Visa                                                                        4.12          4.14           4.10
Private label                                                                          6.03          6.31           5.48
Personal non-credit card                                                               9.41          8.89           8.87
-----------------------------------------------------------------------------------------------------------------------------
Total                                                                                  5.24%        4.82%         4.46%
-----------------------------------------------------------------------------------------------------------------------------
Quarter-to-Date Charge-offs, Net of Recoveries
-----------------------------------------------------------------------------------------------------------------------------
As a percent of average managed consumer receivables, annualized,
    excludes commercia1.                                                            12/31/02       9/30/02       12/31/01
-----------------------------------------------------------------------------------------------------------------------------
Real estate secured                                                                    1.11%        1.03%          .65%
Auto finance                                                                           7.62          5.97           6.52
MasterCard/Visa                                                                        6.98          6.81           6.69
Private label                                                                          5.91          6.12           5.40
Personal non-credit card                                                               7.84          8.99           7.05
-----------------------------------------------------------------------------------------------------------------------------
Total                                                                                  4.39%        4.39%         3.90%
-----------------------------------------------------------------------------------------------------------------------------
Real estate charge-offs and REO expense as a percent
   of average managed real estate secured receivables                                  1.48%        1.37%          .93%
-----------------------------------------------------------------------------------------------------------------------------
Credit Loss Reserves
-----------------------------------------------------------------------------------------------------------------------------
($ millions)                                                                      12/31/02       9/30/02        12/31/01
-----------------------------------------------------------------------------------------------------------------------------
Reserves for managed receivables
   at beginning of quarter                                                        $4,688.8      $4,368.9       $3,555.0
Provision for credit losses                                                        1,543.0       1,471.3        1,184.0
Charge-offs, net of recoveries                                                    (1,181.0)     (1,170.9)        (963.3)
Other, net                                                                            41.3          19.5           35.7
-----------------------------------------------------------------------------------------------------------------------------
Reserves for managed receivables at end of quarter                                $5,092.1      $4,688.8       $3,811.4
-----------------------------------------------------------------------------------------------------------------------------
Reserves as a percent of managed receivables                                           4.74%        4.36%         3.78%
-----------------------------------------------------------------------------------------------------------------------------
Nonperforming Assets
-----------------------------------------------------------------------------------------------------------------------------
$ millions)                                                                       12/31/02       9/30/02       12/31/01
-----------------------------------------------------------------------------------------------------------------------------
Nonaccrual managed receivables                                                    $3,347.2      $3,054.7       $2,566.2
Accruing managed receivables
    90 or more days delinquent                                                     1,174.8       1,092.8        1,062.2
-----------------------------------------------------------------------------------------------------------------------------
Total nonperforming managed receivables                                            4,522.0       4,147.5        3,628.4
Real estate owned                                                                    427.1         451.1          398.9
-----------------------------------------------------------------------------------------------------------------------------
Total nonperforming assets                                                        $4,949.1      $4,598.6       $4,027.3
-----------------------------------------------------------------------------------------------------------------------------
Managed credit loss reserves as a percent
    of nonperforming managed receivables                                             112.6%       113.1%        105.0%
-----------------------------------------------------------------------------------------------------------------------------
Household International, Inc.

Restructure Statistics

Our credit policies for consumer loans permit the reset of the contractual delinquency status of an account to current, subject to certain limits, if a predetermined number of consecutive payments has been received and there is evidence that the reason for the delinquency has been cured. Such restructuring policies vary by product and are designed to manage customer relationships and ensure maximum collections. The following table summarizes restructure statistics in our domestic managed basis portfolio.

Total Domestic Managed Basis Portfolio by Restructure Status (1)

--------------------------------------------------------------------------------------------------------------------------
                                                       12/31/02                   9/30/02                   12/31/01
--------------------------------------------------------------------------------------------------------------------------
Never restructured                                       84.4%                    83.9%                     83.1%
Restructured:
   Restructured in the last 6 months                      6.5                       6.6                        9.0
   Restructured in the last 7-12 months                   4.1                       4.9                        3.6
   Previously restructured                                5.0                       4.6                        4.3
--------------------------------------------------------------------------------------------------------------------------
   Total restructured                                    15.6                      16.1                       16.9
--------------------------------------------------------------------------------------------------------------------------
Total                                                   100.0%                   100.0%                    100.0%
--------------------------------------------------------------------------------------------------------------------------
Total Domestic Managed Basis Restructured by Product (1)
--------------------------------------------------------------------------------------------------------------------------
($ millions)                                      12/31/02                  9/30/02                     12/31/01
--------------------------------------------------------------------------------------------------------------------------
Real estate secured                       $  8,473.2     19.0%     $  8,778.2     18.5%     $  8,667.1      20.0%
Auto finance                                 1,242.9     16.7          1,189.2     16.2            959.3      15.0
MasterCard/Visa                                540.8      3.2            535.4      3.4            512.5       3.2
Private label                                1,255.4      9.7          1,237.5     10.4          1,332.4      11.1
Personal non-credit card                     3,768.1     23.0          4,195.1     25.3          4,191.5      27.2
--------------------------------------------------------------------------------------------------------------------------
Total (2)                                 $ 15,280.4     15.6%     $ 15,935.4     16.1%     $ 15,662.8      16.9%
--------------------------------------------------------------------------------------------------------------------------
(1) Excludes commercial and other.
(2) Total including foreign businesses was 14.8% at 12/31/02, 15.3% at 9/30/02, and 16.2% at 12/31/01.